CONFIDENTIAL TREATMENT REQUESTED
AMENDMENT #3
TO
AMENDED AND RESTATED MASTER SERVICES AGREEMENT
This Amendment (“Third Amendment”) effective December 07, 2012 (“Third Amendment Effective Date”) is between Synacor, Inc. ("Synacor") and Qwest Corporation on behalf of itself and as agent for its Affiliates ("Client") under which the parties hereto mutually agree to modify and amend the Amended and Restated Master Services Agreement, with an effective date of January 1, 2012 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Third Amendment. Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.
Whereas, Synacor desires to utilize Savvis Communications Corporation (“Savvis”) as a subcontractor to provide certain hosting services for the legacy CenturyLink mailboxes under the Agreement; and
Whereas, Qwest desires to approve the use of Savvis as Synacor’s subcontractor for such purposes; and
Whereas, the parties desire to amend the Agreement with respect to the Email Fee related to the hosting services that will be subcontracted to Savvis.
Therefore, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:
1.0 Approval of Savvis. Qwest hereby agrees that prior to any migration of the hosting of User’s email boxes previously created by Synacor under the CenturyLink Agreement over to be hosted by Client (or its Affiliate) as described in Section 2.1(c) of the Agreement, Synacor may, and Synacor hereby agrees to, utilize Savvis as an authorized subcontractor for the provision of hosting such mailboxes. In order to migrate the User’s email boxes as described in the preceding sentence, the parties will mutually agree to a migration and hosting plan to move the hosting support of such Activated Email Boxes from the current data center to the Savvis data center (the “Hosting Migration Plan”). The parties agree that, for purposes of clarification and notwithstanding the fact that Synacor utilizes Savvis as its authorized subcontractor to host the previously described email boxes, such email boxes shall during the period they are hosted by Synacor hereunder (whether directly or through its subcontractor) remain as “Activated Email Boxes” for purposes of the Agreement. For purposes of clarification, i) all email boxes currently hosted by [*] will, upon being migrated to the Savvis data center in accordance with the Hosting Migration Plan, and ii) any newly created email boxes hosted hereunder by Synacor in the Savvis data center, will each be considered Activated Email Boxes for the period that Synacor hosts such email boxes hereunder (either directly or through Synacor’s authorized subcontractors). In addition, unless otherwise mutually agreed by the parties,which agreement will not be unreasonably withheld, [*].

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED
[*]
2.0 Email Fee. The definition of “Email Fee” set forth in Section 1 of Schedule A shall be amended and restated as follows: “Email Fee” means a fee that is due to Synacor each month throughout the Term for the hosting of the Activated Email Boxes which shall be equal to the sum of a) [*1 times the number of Activated Email Boxes that are hosted hereunder by Synacor in Synacor’s or its subcontractor’s hosting center (but expressly excluding those hosted by Synacor in the Savvis hosting center) during such month so long as any Activated Email Boxes remain in such hosting center, and b) [*1. The parties agree that, with respect to the Email Fee component contained in clause a) above, commencing on the month that such component would be less than [*1, such Email Fee component shall be subject to [*1 per month in any month that any Activated Email Box was hosted hereunder by Synacor other than through Savvis.
3.0 General
Other than as set forth above, the Agreement remains unchanged and in full force and effect.
If there is a conflict between the terms of the Agreement and this Third Amendment, this Third Amendment will control.
IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the Third Amendment Effective Date.
SYNACOR, INC.    Qwest Corporation on behalf of itself and as
agent for its Affiliates:
By: /rf/    By: /rj/
Name: Ron Frankel_____________    Name: Richard Jacobsen
Title: President & CEO    Title: Strategic Sourcing Analyst 12/10/2012

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.